Exhibit (e)(2)(v)

FORM OF AMENDMENT NO. 4

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – EQUITABLE DISTRIBUTORS, LLC – CLASS K SHARES

FORM OF AMENDMENT NO. 4 dated as of [                 , 2021] (“Amendment No. 4”) to the Distribution Agreement dated as of July 16, 2020 (the “Agreement”), between EQ Advisors Trust, a Delaware statutory trust (the “Trust”), and Equitable Distributors, LLC (the “Distributor”), relating to Class K shares.

The Trust and the Distributor agree to modify and amend the Agreement as follows:

1.

New Portfolios. Effective [                 , 2021], the EQ/AB Sustainable U.S. Thematic Portfolio, Equitable Growth MF/ETF Portfolio and Equitable Moderate Growth MF/ETF Portfolio (the “New Portfolios”) are hereby added to the Agreement on the terms and conditions contained in the Agreement;

2.	Duration of Agreement for New Portfolios.

a.	With respect to each New Portfolio, the Agreement will continue in effect for two years after the date set forth in section 1 above and may be continued thereafter pursuant to subsection (b) below.

b.

With respect to each New Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) above only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or Equitable Distributors and who have no direct or indirect financial interest in the distribution plan pursuant to which this Agreement has been authorized (or any agreement thereunder) (the “Independent Trustees”) by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust. This Distribution Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11 of the Agreement.

3.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class K shares, is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 4 as of the date first set forth above.

EQ ADVISORS TRUST	EQUITABLE DISTRIBUTORS, LLC

By:	By:
Name: Michal Levy	Name: Nicholas Lane
Title: Senior Vice President	Title: Chairman of the Board, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 4

DISTRIBUTION AGREEMENT

CLASS K SHARES

1290 VT Convertible Securities Portfolio	EQ/Equity 500 Index Portfolio
1290 VT DoubleLine Dynamic Allocation Portfolio	EQ/Fidelity Institutional AM® Large Cap Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio	EQ/First Trust Moderate Growth Allocation Portfolio
1290 VT Equity Income Portfolio	EQ/Franklin Growth Allocation Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio	EQ/Franklin Moderate Allocation Portfolio
1290 VT GAMCO Small Company Value Portfolio	EQ/Franklin Rising Dividends Portfolio
1290 VT High Yield Bond Portfolio	EQ/Franklin Small Cap Value Managed Volatility Portfolio
1290 VT Low Volatility Global Equity Portfolio	EQ/Franklin Strategic Income Portfolio
1290 VT Micro Cap Portfolio	EQ/Global Equity Managed Volatility Portfolio
1290 VT Moderate Growth Allocation Portfolio	EQ/Goldman Sachs Growth Allocation Portfolio
1290 VT Multi-Alternative Strategies Portfolio	EQ/Goldman Sachs Mid Cap Value Portfolio
1290 VT Natural Resources Portfolio	EQ/Goldman Sachs Moderate Allocation Portfolio
1290 VT Real Estate Portfolio	EQ/Growth Strategy Portfolio
1290 VT Small Cap Value Portfolio	EQ/Intermediate Government Bond Portfolio
1290 VT SmartBeta Equity Portfolio	EQ/International Core Managed Volatility Portfolio
1290 VT Socially Responsible Portfolio	EQ/International Equity Index Portfolio
EQ/2000 Managed Volatility Portfolio	EQ/International Managed Volatility Portfolio
EQ/400 Managed Volatility Portfolio	EQ/International Value Managed Volatility Portfolio
EQ/500 Managed Volatility Portfolio	EQ/Invesco Comstock Portfolio
EQ/AB Dynamic Aggressive Growth Portfolio	EQ/Invesco Global Portfolio
EQ/AB Dynamic Growth Portfolio	EQ/Invesco Global Real Assets Portfolio
EQ/AB Dynamic Moderate Growth Portfolio	EQ/Invesco International Growth Portfolio
EQ/AB Short Duration Government Bond Portfolio	EQ/Invesco Moderate Allocation Portfolio
EQ/AB Small Cap Growth Portfolio	EQ/Invesco Moderate Growth Allocation Portfolio
EQ/AB Sustainable U.S. Thematic Portfolio	EQ/Janus Enterprise Portfolio
EQ/Aggressive Growth Strategy Portfolio	EQ/JPMorgan Growth Allocation Portfolio
EQ/All Asset Growth Allocation Portfolio	EQ/JPMorgan Value Opportunities Portfolio
EQ/American Century Mid Cap Value Portfolio	EQ/Large Cap Core Managed Volatility Portfolio
EQ/American Century Moderate Growth Allocation Portfolio	EQ/Large Cap Growth Index Portfolio
EQ/AXA Investment Managers Moderate Allocation Portfolio	EQ/Large Cap Growth Managed Volatility Portfolio
EQ/Balanced Strategy Portfolio	EQ/Large Cap Value Index Portfolio
EQ/Capital Group Research Portfolio	EQ/Large Cap Value Managed Volatility Portfolio
EQ/ClearBridge Large Cap Growth Portfolio	EQ/Lazard Emerging Markets Equity Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio	EQ/Long-Term Bond Portfolio
EQ/Common Stock Index Portfolio	EQ/Loomis Sayles Growth Portfolio
EQ/Conservative Growth Strategy Portfolio	EQ/MFS International Growth Portfolio
EQ/Conservative Strategy Portfolio	EQ/MFS International Intrinsic Value Portfolio
EQ/Core Bond Index Portfolio	EQ/MFS Mid Cap Focused Growth Portfolio
EQ/Emerging Markets Equity PLUS Portfolio	EQ/MFS Technology Portfolio
EQ/MFS Utilities Series Portfolio
EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio
EQ/Moderate Growth Strategy Portfolio
EQ/Money Market Portfolio
EQ/Morgan Stanley Small Cap Growth Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/PIMCO Real Return Portfolio
EQ/PIMCO Total Return Portfolio
EQ/PIMCO Ultra Short Bond Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Growth Stock Portfolio
EQ/T. Rowe Price Health Sciences Portfolio
EQ/Ultra Conservative Strategy Portfolio
EQ/Value Equity Portfolio
EQ/Wellington Energy Portfolio
Equitable Growth MF/ETF Portfolio
Equitable Moderate Growth MF/ETF Portfolio
Multimanager Aggressive Equity Portfolio
Multimanager Core Bond Portfolio
Multimanager Technology Portfolio